UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 11, 2011
Carriage Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
(Address of principal executive offices, including zip code)
(713) 332-8400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     As previously disclosed, Carriage Services, Inc. (the “Company”) had a $40 million senior secured revolving credit facility that matures in November 2012 and was collateralized by all personal property and funeral home real property in certain states. The credit facility also contained an accordion provision to borrow up to an additional $20 million. Borrowings under the credit facility bear interest at either prime or LIBOR options. Bank of America, N.A. has served as Administrative Agent and lead lender under this credit facility.
     On August 11, 2011, the Company completed a transaction to replace the Bank of America credit facility with a new $60 million secured bank credit facility (the “Credit Agreement”) with Wells Fargo Bank, N.A. (“Wells Fargo”) as the Administrative Agent and Sole Lender. The new Credit Agreement also contains an accordion provision to borrow up to an additional $15 million. The Credit Agreement is set to mature in October 2014, and under certain conditions may be extended to October 2016. Interest under the new Credit Agreement is payable at prime or LIBOR options. The Credit Agreement is collateralized by the accounts receivable and all personal property of the Company.
     The Credit Agreement also provides for optional and mandatory prepayments and affirmative and negative covenants. Principal financial covenants include a requirement to maintain a ratio of Senior Debt to EBITDA of no more than 4.25 to 1, and a covenant to maintain a fixed charge coverage ratio of no less than 1.25 to 1, with each ratio being measured on a rolling four-quarter basis. The Company is also obligated to maintain shareholder equity of no less than $110 million, plus 25% of the positive Net Income subsequent to the Effective Date. Additionally, bank consent is required for acquisitions where the aggregate consideration paid by the Company exceeds $15 million.
     Carriage will record a pretax charge in the third quarter of 2011 in connection with the extinguishment of the existing credit facility in the amount of $0.2 million, which represents the unamortized loan origination costs.
     In addition to historical information, this Current Report contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include any projections of cash balances and cash flows, expenses, debt levels or other financial items; any statements of the plans, strategies and objectives of management for future operations, including the ability to negotiate a future credit facility; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words “may”, “will”, “estimate”, “intend”, “believe”, “expect”, “project”, “forecast”, “plan”, anticipate” and any other similar words.
     The foregoing description is a summary of the material terms of the Credit Agreement and is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The description of the Credit Agreement set forth above under Item 1.01 above is incorporated by reference into this Item 2.03. There were no borrowings outstanding under the Company’s prior credit facility at the time it was terminated, and there are no borrowings outstanding on the date of this filing. The Company currently has $54.4 million of borrowing capacity available under the new Credit Agreement.

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Item 9.01. Financial Statements and Exhibits
     (d) Exhibits

Exhibit Number	Title of Document
10.1	Credit Agreement, dated August 11, 2011 and effective as of August 12, 2011, by and among the Company and Wells Fargo Bank, N.A.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.
August 16, 2011	By:	/s/ Terry E. Sanford
Terry E. Sanford
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Title of Document
10.1	Credit Agreement, dated August 11, 2011 and effective as of August 12, 2011, by and among the Company and Wells Fargo Bank, N.A.